SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:

May 11, 2010	814-00188

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

Medallion Funding LLC (“Medallion Funding”), a wholly-owned subsidiary of Medallion Financial Corp., entered into an amendment, dated May 1, 2010 and delivered on May 11, 2010 (the “Amendment”) to its Amended and Restated Revolving Secured Line of Credit Promissory Note, dated March 6, 2006 (the “Note”), in favor of New York Commercial Bank, for up to $8 million in principal amount. Under the terms of the Amendment, the maturity date of the Note was extended to May 1, 2011.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

4.1	Amendment to Revolving Secured Line of Credit Promissory Note, dated as of May 1, 2010, by Medallion Funding LLC, in favor of New York Commercial Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/S/ LARRY D. HALL
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: May 12, 2010

Exhibit Index

Exhibit No.	Description

4.1	Amendment to Revolving Secured Line of Credit Promissory Note, dated as of May 1, 2010, by Medallion Funding LLC, in favor of New York Commercial Bank.

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